Exhibit 99.1


                   New York Community Bancorp, Inc.
    Completes the Acquisition of PennFed Financial Services, Inc.


    WESTBURY, N.Y.--(BUSINESS WIRE)--April 2, 2007--New York Community Bancorp, Inc. (NYSE: NYB) (the "Company") announced that its acquisition of PennFed Financial Services, Inc. ("PennFed") was completed earlier today. In accordance with the Agreement and Plan of Merger announced on November 2, 2006, PennFed has merged with and into New York Community Bancorp, and PennFed's primary subsidiary, Penn Federal Savings Bank, has commenced operations as a division of New York Community Bank.

    Based upon a fixed exchange ratio of 1.222 shares of New York Community Bancorp stock for each share of PennFed stock held at the effective date of the merger, approximately 16 million shares will be issued in the transaction, bringing the number of New York Community Bancorp shares outstanding to approximately 312 million.

    Reflecting the acquisition of PennFed, New York Community Bancorp currently has consolidated assets in excess of $30 billion and a network of 187 branch offices spanning the New York metropolitan region, including 160 offices of New York Community Bank, its savings bank subsidiary, and 27 offices of its commercial bank subsidiary, New York Commercial Bank (the "Commercial Bank"). The Commercial Bank franchise is expected to grow to 38 locations early in the third quarter of 2007, pending regulatory approval of its proposed acquisition of 11 New York City-based branches from Doral Bank, FSB.

    Commenting on the completion of the PennFed acquisition, New York Community Bancorp Chairman, President, and Chief Executive Officer, Joseph R. Ficalora, stated, "We welcome this opportunity to bring our unique brand of banking convenience to our new customers in New Jersey, and to enhancing value for those who hold our shares. With the addition of Penn Federal Savings Bank, we have expanded our Community Bank franchise in New Jersey, and increased our share of deposits in the counties of Essex, Hudson, Union, Ocean, Monmouth, and Middlesex. In addition, the repositioning of PennFed's loans and securities will enable us to enhance our net interest margin by utilizing the cash flows produced in this process to reduce our higher-cost sources of funds. While the post-merger repositioning will reduce our combined assets by approximately $1 billion, the result of this action will be a stronger and higher quality balance sheet."

    New York Community Bancorp, Inc. is the holding company for New York Community Bank and New York Commercial Bank, and the leading producer of multi-family loans for portfolio in New York City. A New York State-chartered savings bank with 160 offices serving customers in New York City, Long Island, and Westchester County, and Essex, Hudson, Union, Ocean, Monmouth, and Middlesex Counties in New Jersey, New York Community Bank is the fourth largest thrift depository in its market, and now operates through eight local divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and Penn Federal Savings Bank. New York Commercial Bank currently has 27 branches serving Manhattan, Queens, Brooklyn, Westchester County, and Long Island, and ranks among the 20 largest commercial banks in New York State. Additional information about New York Community Bancorp, Inc. and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

    Forward-looking Statements and Associated Risk Factors

    This release, like many written and oral communications presented by New York Community Bancorp, Inc. and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

    Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

    There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to: general economic conditions and trends, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income, prepayment penalties and other future cash flows, or the market value of our assets; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the markets we serve; changes in the financial or operating performance of our customers' businesses; changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in our customer base; potential exposure to unknown or contingent liabilities of companies we target for acquisition; our ability to retain key members of management; our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems; any interruption in customer service due to circumstances beyond our control; the outcome of pending or threatened litigation, or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in legislation, regulation, and policies, including, but not limited to, those pertaining to banking, securities, tax, environmental protection, and insurance, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; the ability to keep pace with, and implement on a timely basis, technological changes; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing, and services.

    In addition, the following factors, among others, could cause the actual results of the PennFed acquisition to differ materially from the expectations stated in this release: the ability of the Company to successfully integrate the assets, liabilities, customers, systems, and any personnel it may acquire into its operations pursuant to the transaction; and its ability to realize the related revenue synergies and cost savings within the expected time frames. Furthermore, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company's control.

    In addition, it should be noted that the Company routinely evaluates opportunities to expand through acquisitions and frequently conducts due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place in the future, and acquisitions involving cash, debt, or equity securities may occur.

    Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


    CONTACT: New York Community Bancorp, Inc.
             Ilene A. Angarola
             First Senior Vice President &
             Director, Investor Relations
             516-683-4420